FIRST BUSEY CORPORATION 11440 TOMAHAWK CREEK PARKWAY LEAWOOD, KS 66211 -1- July 13, 2026 Van A. Dukeman At the address on file with the Corporation Dear Van: Reference is made to your Employment Agreement, dated as of December 26, 2001, by and between you and First Busey Corporation (the “Corporation”), as amended from time to time (your “Original Agreement”), and as further amended pursuant to the Letter Agreement between you and the Corporation, dated as of August 26, 2024 (the “Prior Letter Agreement” and, together with your Original Agreement, your “Employment Agreement”). In connection with the Corporation’s ongoing succession planning, you and the Corporation have agreed to extend your expected term serving as Chief Executive Officer of the Corporation and Chief Executive Officer of Busey Bank (the “Bank”) through July 1, 2029 (the “Expected Term”). You will also continue to serve as President of the Corporation, and as Chairman of the Board of Directors of the Corporation and of the Board of Directors of the Bank. This letter agreement confirms to you, and you agree, that your Employment Agreement shall be amended, effective as of June 20, 2026, as follows: 1. Annual Compensation. For the remainder of the Expected Term, your base salary, annual bonus and long-term equity incentive awards will be reviewed from time to time based on personal performance, company performance and market conditions. As long as you remain employed during the Expected Term, you will continue to be eligible for an annual bonus for each year you are employed, prorated for any partial years, and will be eligible for an annual long-term equity incentive award in 2027 and 2028 (but not, for the avoidance of doubt, 2029), in each case on terms no less favorable than those that apply to other members of senior management and at the time such bonuses are paid or grants are made, respectively. 2. One-Time Retention Award. As soon as practicable following the date hereof, the Corporation will grant you a one-time retention award in the form of restricted stock units (the “Retention RSUs”) with an aggregate grant date value of $2,067,749.88, which will vest on July 1, 2029, subject to your continued employment through such date. In the event that, prior to the end of the Expected Term, (a) you experience a Qualifying Termination (as hereinafter defined) or a qualifying termination pursuant to Section 4.1 of the First Busey Corporation Second Amended 2020 Equity Incentive Plan (the “Plan”) , or (b) your employment terminates due to your death or Disability (as defined in the Corporation’s form of restricted stock unit award agreement (the

-2- “Award Agreement”)), the Retention RSUs will accelerate and vest in full and settle at the earliest time permitted without triggering a tax or penalty under Section 409A of the Internal Revenue Code of 1986, as amended (together with the applicable regulations thereunder, “Section 409A”); provided, that the Retention RSUs will not vest upon your Retirement with Full Service or Retirement with Partial Service (as such terms are defined in the Award Agreement) and shall be forfeited. The Retention RSUs will otherwise be subject to the terms of the Plan and the Award Agreement. 3. Early Termination. In the event that, prior to the end of the Expected Term, you experience a termination of your employment (a) without Cause (as defined in your Employment Agreement) or (b) by reason of Constructive Discharge (as defined in your Employment Agreement, but subject to the section entitled “Waiver of Constructive Discharge” in the Prior Letter Agreement) (each such termination of employment in clauses (a) and (b), a “Qualifying Termination”), you will be entitled to receive (i) any annual bonus or long-term incentive award earned or accrued for a prior performance period that has not yet been paid, (ii) an amount equal to the sum of (x) your then applicable base salary through the remainder of the Expected Term and (y) annual performance bonuses (based on your then most recent annual performance bonus) that would have been earned or accrued during the remainder of the Expected Term, (iii) payment for the value of the contributions that would have been made to you or for your benefit under all applicable retirement and other employee benefit plans had your employment continued through December 31 of the year in which your termination of employment occurs and (iv) continuing coverage under all existing life, health and disability programs for one year following your termination date. In the event you experience a termination of employment due to your death or disability (as described in your Employment Agreement), you will be entitled to receive the amounts specified in (i), (ii) (but not to exceed an amount equal to the sum of your then applicable annual base salary and then most recent annual performance bonus), (iii) and (iv). All amounts under this section will be payable in equal bi-weekly installments commencing on the first regular pay date immediately following the date on which the Release Requirements are satisfied, for the greater of the remainder of the Expected Term or 12 months. In order to satisfy the “Release Requirements”, you (or, as applicable, your heirs, executors and administrators) must: (1) execute and deliver to the Corporation a separation agreement which includes a release of all claims in such form as requested by the Corporation within 22 days following your termination date (or any such longer period if required by applicable law and communicated to you) and not revoke the release during the seven-day period following the execution date (or any such longer period if required by applicable law and communicated to you) and (2) remain in compliance with the restrictive covenants described in the section entitled “Non-Competition” in the Prior Letter Agreement. Amounts under this letter agreement that are conditioned on the satisfaction of the Release Requirements will be paid or will commence, if at all, in accordance with the terms of this letter agreement but in no event later than 75 days following your termination date and only if such Release Requirements have been satisfied prior to such date. In the event that the 29- day period (or any such longer period if required by applicable law and communicated to you) described in the Release Requirements begins in one calendar year and ends in a second calendar year, any payment that is conditioned on the satisfaction of the

-3- Release Requirements shall commence in the second calendar year. For purposes of Section 409A, each payment made under this letter agreement will be treated as a separate payment. 4. Outstanding Equity Awards. In the event you experience a Qualifying Termination prior to the end of the Expected Term, (a) your outstanding time-based restricted stock unit awards will accelerate and vest in full and settle at the earliest time permitted without triggering a tax or penalty under Section 409A and (b) the service condition with respect to your then-outstanding equity awards that are subject to performance- based vesting conditions will be waived and such performance-based equity awards will remain outstanding and eligible to vest based on achievement of the relevant performance metrics at the end of the applicable performance period. The vesting treatment on retirement, death and disability, and change in control applicable to your outstanding Corporation equity awards will continue to apply, including following the end of the Expected Term. 5. Holding Period. Notwithstanding anything to the contrary in the award agreements governing your currently outstanding Corporation equity awards or any equity awards granted after the date hereof (including the Retention RSUs), you agree that you will continue to hold no less than 300,000 shares of the Corporation’s common stock through the second anniversary of your termination of employment. 6. Miscellaneous. Except as set forth above, the terms of your Employment Agreement will remain in full force and effect. Section headings herein are for reference purposes only and shall not affect the interpretation of the provisions hereof. [Signature Pages Follow]

[Signature Page to Letter Agreement] The parties have executed and entered into this letter agreement on the date first written above and it shall be effective and binding on the parties on and after such date. Sincerely, FIRST BUSEY CORPORATION By: Name: Christopher H.M. Chan Title: Executive Vice President, Chief Financial Officer BUSEY BANK By: Name: Christopher H.M. Chan Title: Executive Vice President, Chief Financial Officer AGREED AND ACCEPTED: Van A. Dukeman